Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated July 17, 2020, relating to the financial statements of Dune Acquisition Corporation as of July 10, 2020 and for the period from June 18, 2020 (inception) through July 10, 2020, appearing in Amendment No. 2 to the Registration Statement on Form S-1, File No. 333-248698.

/s/ WithumSmith+Brown, PC

New York, New York
December 17, 2020